                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
================================================================================
Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                       GEORGIA BANK FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                       GEORGIA BANK FINANCIAL CORPORATION
                                3530 Wheeler Road
                             Augusta, Georgia 30909

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on April 24, 2002

TO THE SHAREHOLDERS OF GEORGIA BANK FINANCIAL CORPORATION:

         You are hereby notified that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Georgia Bank Financial Corporation, a Georgia corporation (the "Company"), will be held at the offices of the Company located at 3530 Wheeler Road, Augusta, Georgia on April 24, 2002, at 4:00 p.m., Eastern time for the following purposes:

         1. To elect nine (9) directors to serve for a term ending on the date of the 2003 Annual Meeting of Shareholders or until their respective successors shall have been elected and qualified;

         2. To transact such other business as may properly come before the Annual Meeting or an adjournment thereof.

         Information relating to the Annual Meeting and the proposals described above is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 29, 2002, are the only shareholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Travers W. Paine III
                                              ----------------------------------
                                              Travers W. Paine III
                                              Corporate Secretary

Augusta, Georgia
March 29, 2002

         EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS.

                       GEORGIA BANK FINANCIAL CORPORATION
                                3530 Wheeler Road
                             Augusta, Georgia 30909

                                PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 24, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Georgia Bank Financial Corporation (the "Company") to be held on April 24, 2002, at 4:00 p.m., Eastern time and at any adjournment thereof, for the purposes set forth in this Proxy Statement. The accompanying proxy is solicited by the Board of Directors of the Company. The Meeting will be held at the principal executive office of the Company located at 3530 Wheeler Road, Augusta, Georgia, 30909. This Proxy Statement and the accompanying Form of Proxy were first mailed to shareholders on or about April 1, 2002. The Company's 2001 Summary Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2001, accompany this Proxy Statement.

                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

         The Company has fixed March 29, 2002, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its common stock, par value $3.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 2,385,280 shares of the Common Stock held by approximately 724 shareholders of record, with each share being entitled to one vote. There are no cumulative voting rights. The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Annual Meeting. A majority of the outstanding shares of the Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold in certain cases), will be counted.

         Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

         Any other proposal that is properly brought before the Annual Meeting requires approval by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. With respect to such proposals, abstentions will be counted but broker non-votes will not be counted for purposes of determining the presence of a quorum. Both abstentions and broker non-votes will be counted as votes against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

         All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS" and at the proxy holder's discretion on any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed proxy bearing a later date to the Company, or by attending the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Georgia Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

         The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians, and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock held in their names.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors, with the exact number to be determined by the Board of Directors, each having a term of office of one year and continuing thereafter until his or her successor has been elected and has qualified. The Board has established nine as the number of persons to constitute the Board of Directors for the coming year, and has nominated the following persons to serve for one year and until their successors are elected and qualified:


                                Position with              Position with
         Name            Age     the Company                the Bank (1)
         ----            ---    -------------              -------------

William J. Badger         51     Director                   Director

R. Daniel Blanton         51     President, Chief           President, Chief
                                 Executive Officer          Executive Officer
                                 and Director               and Director

Warren A. Daniel          54     Director                   Director

Edward G. Meybohm         58     Vice Chairman and          Chairman of the Board
                                 Director                   and Director

Travers W. Paine III      54     Corporate Secretary        Corporate Secretary
                                 and Director               and Director

Robert W. Pollard, Jr.    51     Chairman of the Board,     Vice Chairman and
                                 and Director               Director

Randolph R. Smith, M.D.   58     Director                   Director

Ronald L. Thigpen         50     Executive Vice President   Executive Vice President
                                 Chief Operating Officer    Chief Operating Officer
                                 and Director               and Director

John W. Trulock, Jr.      56     Director                   Director

--------------------
(1) Georgia Bank & Trust Company of Augusta, the Company's commercial banking subsidiary (the "Bank").

         Each of the nominees is currently a director of the Company, and has been nominated by the Board to serve for an additional term. When properly executed and returned the enclosed Form of Proxy will be voted as specified thereon. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as the Company's existing Board of Directors may recommend. The Bylaws of the Company require that any nominee for election as a director not nominated by the Board be submitted to the Secretary of the Company, along with certain information about the nominee, not later than April 10, 2002.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NINE NOMINEES PREVIOUSLY NAMED.

         DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         No director or executive officer of the Bank or Company is related to any other director or executive officer, except that Robert W. Pollard, Jr., Chairman of the Board is the brother-in-law of R. Daniel Blanton, President and Chief Executive Officer. No director or executive officer currently serves as an officer or director of any other financial institution.

         All directors of the Company will serve until the next annual meeting of the shareholders of the Company or until their successors are elected and have qualified. Officers of the Company and the Bank serve at the pleasure of their respective Board of Directors.

         The following additional information has been supplied by the directors and officers of the Company and Bank.

         William J. Badger, (51) a Director of the Bank and the Company since the organization of each (November 1988 and February 1992, respectively) has been the President of Howard Lumber Company, a dealer in building materials and supplies, since 1978. He is also President of Augusta Sash and Door Sales of Georgia, Inc., a manufacturer of windows, doors, and millwork, since 2000. Mr. Badger received his Bachelor of Business Administration degree from the University of Georgia in 1972. He serves as a Trustee for the Augusta Museum of History. He also serves on the Executive Board of the Georgia Carolina Council of The Boy Scouts of America. He is active in the Construction Suppliers Association of Georgia and the Kiwanis Club of Augusta.

         James G. Blanchard, Jr. (59) was elected a Director of the Bank in 1996. Judge Blanchard is a former partner in the law firm of Fleming, Blanchard, Jackson, Ingram & Floyd, P.C. He was admitted to the Bar in 1968. Judge Blanchard is a native of Evans, Georgia, and graduated from Georgia Southern University. He received his law degree from the Cumberland School of Law at Samford University in Birmingham, Alabama. Judge Blanchard was an organizing director of Georgia State Bank in 1970 and continued his service through the acquisition by Georgia Railroad Bank & Trust Company in 1986. He later served on the Board of Directors of Citizens Bank & Trust Company of Evans, Georgia. Judge Blanchard previously served as the attorney for the Columbia County Board of Education, Associate Judge of Columbia County Juvenile Court, and as City attorney for the City of Grovetown, Georgia, before being appointed by Georgia Governor Roy Barnes to fill a newly created judgeship in the Superior Court for the Augusta Judicial Circuit, which encompasses Columbia, Richmond and Burke Counties.

         J. Pierce Blanchard, Jr. (60) began his service with the Bank in March, 1994 as Group Vice President and Columbia County Executive. In November, 1995 he was designated as Marketing Officer responsible for business development activities, branch administration and the overall marketing plan for the Bank. In October, 1997 Mr. Blanchard was elected Executive Vice President responsible for business development and branch administration. He was formerly employed as the President and Chief Executive Officer of Citizens Bank & Trust Company in Evans, Georgia, from 1989 until March, 1994. He also served with First Union National Bank and its predecessor, Georgia Railroad Bank & Trust Company from 1979 until 1989. Mr. Blanchard received his Bachelor of Business Administration degree from Georgia Southern University and is a graduate of the Georgia Banking School and the Graduate School of Banking of the South at Louisiana State University. He currently serves as Director and member of the Executive Committee of the Senior Citizens Council of Greater Augusta, as a member of the Board of Directors of the CSRA Development Companies, the Residential Care Facilities for the Elderly Authority of Columbia County, Augusta Museum of History, Augusta/CSRA Habitat for Humanity, Coalition for Quality Government and Treasurer of the Shield Club of Greater Augusta.

         R. Daniel Blanton (51) has been President and Chief Executive Officer of the Company and the Bank since October, 1997. He has been a Director of the Company since it was formed and has been a Director of the Bank since June, 1990. Prior to his current position, he held the title of Executive Vice President and Senior Lending Officer of the Bank and was named Chief Operating Officer of the Company and the Bank in November, 1995. Mr. Blanton was Vice President of The Bank of Columbia County in Martinez, Georgia from 1987 to 1988. From 1986 to 1987, he was self-employed as a real estate developer. From 1976 to 1986, Mr. Blanton served as Senior Vice President and Senior Lending Officer of Georgia State Bank in Martinez, Georgia. A graduate of Georgia Military College, Mr. Blanton received his Bachelor of Science Degree from Clemson University in 1973 and received further training at the Georgia Banking School in 1982. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. Mr. Blanton serves on the Board of Directors of the Family Y, Fore Augusta Foundation, Sacred Heart Cultural Center, United Way, Augusta Tomorrow Inc., and the CSRA Regional Development Companies where he also serves as Chairman of the Board and Chairman of the Loan Review Committee. He is a member of the Advisory Board at Augusta State University-College of Business, the Augusta Museum of History, Fort Discovery National Science Center, and the Augusta Metro Chamber of Commerce where he also serves on the Economic Development Council. Mr. Blanton is a member of the Board of Directors of Georgia Bankers Association and serves on the GBA Credit Committee. He is a member of the Exchange Club of Augusta and the Augusta Symphony League.

         W. Marshall Brown, (54) a Director of the Bank since May, 1998, is a Divisional Vice President with PaineWebber in Augusta, Georgia. Mr. Brown previously served as Executive Vice President of NationsBank Corporation and President of NationsBank Richmond County from 1986-1997. He serves on the Board of Augusta State University Foundation, the Augusta Technical College Foundation, and is Chairman Elect of the Walton Rehabilitation Hospital Foundation. He also serves on the board of the Pinnacle Club and is a Trustee of the Tuttle Newton Home. He earned a Business Administration degree from Francis Marion University. He is a member of Reid Memorial Presbyterian Church.

         Warren A. Daniel, (54) a Director of the Bank since July, 1990, has been a Financial Representative for Northwestern Mutual Financial Network since 1978. He is also President of Group & Benefits Consultants, Inc. Prior to 1978, Mr. Daniel was a Loan Officer with SunTrust Bank in Augusta. He is a graduate of Richmond Academy in Augusta and received his Bachelor of Business Administration degree from the University of Georgia in 1970. Mr. Daniel's professional designations include Chartered Life Underwriter and Chartered Financial Consultant. He currently serves as a Director of Howard Lumber and is past Chairman of the Metro Augusta Chamber of Commerce and is active in other civic and business organizations.

         Terry D. Elam, (52) elected a Director of the Bank in November 2001, is the President of Augusta Technical College. During his 15 year tenure at Augusta Technical College, Mr. Elam has served as Vice President of Economic Development, Director of Admissions, Recruiter/Admissions Specialist and instructor. He received a Master's of Education from the University of Georgia and a Bachelor's of Art in history from Paine College. Mr. Elam serves on the boards of The American Red Cross, the Augusta Richmond County Development Authority, Walton Rehabilitation Hospital, the Regional Development Center, the CSRA Classic, the Georgia Medical Center Authority, MCG Health, Inc., and the Augusta Richmond County Museum. He is a member of the Optimist Club of South Richmond County.

         Frank J. Lawrence, (61) elected a Director of the Bank in November 2001, is the owner of Bobby Jones Ford Inc. and the Augusta Stallions of arena football2. For his accomplishments, Mr. Lawrence has been awarded the "Ford Presidents Award," presented to the top 5% of Ford dealers in the country and has also served as Past President for the Augusta New Car Dealers Association. As owner/operator of the Augusta Stallions, Mr. Lawrence has served as Chairman of arena football2's Expansion Committee and member of the League's Executive Committee for two seasons. Mr. Lawrence is a graduate of Middle Tennessee State University with a Bachelor of Science in Business Administration and English. He also serves on the Board of Directors for Augusta State University and is actively involved in the Hale House Foundation.

         Tom C. McLaughlin (53) has served as Group Vice President and Senior Lending Officer of the Bank since October, 1997. Mr. McLaughlin joined the Bank in 1991 and served as Senior vice President and Commercial Loan Officer from 1993 until 1997. His career in the financial industry began in 1970 with C.I.T. Financial in Augusta and continued with that firm until his employment with Georgia State Bank in December 1983. A native Augustan, Mr. McLaughlin attended public schools in Richmond County and graduated from Carlisle Military Academy in 1967. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1997. He is a member of the Kiwanis Club of Augusta and serves on the Board of Directors of Walton Foundation for Independence, Inc.

         Edward G. Meybohm (58) has served as Vice Chairman of the Company's Board of Directors since its formation and is the current Chairman of the Bank's Board of Directors and the Asset/Liability and Investment Committee of the Bank's Board. He has been the President of Meybohm Realty, Inc., a real estate brokerage firm, since 1977. Prior to 1977, Mr. Meybohm worked at Southern Finance Corporation, where he was employed from 1970. Mr. Meybohm, a native of Harlem, Georgia, received his Bachelor of Science degree in Education from Georgia Southern University in 1964. He served as a member of the Board of Directors of Georgia State Bank, Martinez, Georgia, from November 1983 through December 1985, when Georgia State Bank merged with Georgia Railroad Bank. Thereafter, Mr. Meybohm continued to serve on the Columbia County Advisory Board of Georgia Railroad Bank and its successor, First Union National Bank of Georgia, until his resignation in June, 1988. Mr. Meybohm is past President of the Georgia Association of Realtors, a past Chairman of the Metro Augusta Chamber of Commerce, a past member of the Georgia State Board of Education, and is active in other civic and business organizations.

         Regina W. Mobley (49) has served as Group Vice President for Bank Operations since October 2001. She previously served as Senior Vice President in charge of Human Resources. Ms. Mobley joined the bank in December 1992 with the acquisition of FCS Financial Corporation where she had served as Vice President and Operations Officer since 1985. Ms. Mobley previously served as Operations Officer with C&S National Bank in Augusta. She is a native of Augusta and attended Augusta College. Ms. Mobley has received certification as a Professional in Human Resource Management from the Society of Human Resource Management and attended the ABA Graduate School of Human Resource Management. She is a member of the Society of Human Resource Management and the Augusta-Aiken SHRM Chapter where she previously served as a board member. She currently serves as the Chair of the Georgia Bankers Association Human Resources Committee and also serves on the CSRA School to Work Partnership. Ms. Mobley is a member of New Hope Worship Center.

         Grey B. Murray, (36) a Director of the Bank since May, 1998, is a native of Augusta. He is a graduate of Richmond Academy and Clemson University. He currently serves as President of United Brokerage Company, Inc. Mr. Murray has served on the University Hospital Foundation Board and attends St. Paul's Episcopal Church.

         Travers W. Paine III, (54) a Director and Corporate Secretary of the Company since its formation and a Director and Corporate Secretary of the Bank since it was organized, is a partner in the law firm of Paine Little LLP of Augusta. After graduating from Richmond Academy in Augusta, Mr. Paine received his Bachelor of Business Administration and Juris Doctor degrees from the University of Georgia in 1970 and 1973, respectively. Active in civic, business and professional organizations, he is a member of the Forum Committee on Health Law of the American Bar Association and the American Health Lawyers Association. Mr. Paine served as 2000 - 2001 Chairman of the Bank Counsel Section of the Georgia Bankers Association. Mr. Paine is a member of the National Association of Bond Lawyers and is a former member of the City Council of Augusta. He is a member of the Board of Directors of numerous closely held companies and non-profit organizations.

         Robert W. Pollard, Jr. (51) has been a Director of the Company and the Bank since August, 1994. In April, 1995, he was elected Chairman of the Board of the Company and Vice Chairman of the Bank. He also serves as Chairman of the Executive Committee and Compensation Committee of the Company's Board. He is President of Pollard Lumber Company, Inc., a lumber manufacturer located in Appling, Georgia. He is a native of Appling, Georgia, and attended Harlem High School. He also attended the University of Georgia and received his Bachelor of Science degree in Forest Resources. Mr. Pollard has served on the Board of Directors of the Southeastern Lumber Manufacturers Association, the Georgia Forestry Association and as Chairman of the Southern Timber Council. He currently serves on the Board of Trustees of Westminster Schools and is a member and Deacon of Kiokee Baptist Church in Appling.

         Larry S. Prather, (62) a Director of the Bank since January 1, 1993, was previously an organizer and member of the Board of Directors of FCS Financial Corporation and First Columbia Bank. He has been self-employed as the President and owner of Prather Construction Company, Inc., a utility and grading contractor, for the past thirty-six years. A native of Columbia County, Mr. Prather has served as a member of the Columbia County Board of Education, the Development Authority of Columbia County and as Chairman of the Columbia County Board of Commissioners. Mr.

Prather is a graduate of Harlem High School and the University of Georgia where he received a Bachelor of Science degree in Business Administration. He is also a member of Harlem Methodist Church.

         Milton Ruben, CPA (51) has served as a Director of the Bank since November, 1998, has operated various automobile dealerships in Augusta since 1979 and currently owns Milton Ruben Auto Mall. He is a member of the National Automobile Dealers Association, the Augusta Automobile Dealers Association, and the Georgia Automobile Dealers Association. He serves as Treasurer for both the CSRA Chevrolet Advertising Association and the Peach States Life Insurance Company. Mr. Ruben is a former Zone Representative for the Chevrolet Dealer Council and now serves as Zone Representative for the Jeep Dealer Council. Since 1992, he has served on the Board of Directors of Chrysler/Plymouth/Jeep Southeast Ad Association. Mr. Ruben holds a Bachelor of Business Administration from Tulane University and a Master of Accountancy With Distinction from the University of Georgia. Mr. Ruben previously served on the Board of Directors of the Jewish Community Center, the Augusta Metro Chamber of Commerce, the Augusta Museum of History and the University Hospital Foundation. He also serves on the Board of Governors of the Augusta Country Club.

         James W. Smith, Jr.(69) has been a Director of the Bank since May, 1998. He is a native Augustan. He is a graduate of Richmond Academy and the General Motors Training Center. He is the owner of Smitty's Auto Service/Smith Tire Company located on Gordon Highway. He retired in 1996 from his auto service operation which was founded in 1936 and is now a third generation family business. He has served as President of the Automotive Service Association of Georgia and is past Treasurer of Automotive Air Group National. Mr. Smith was the recipient of the 1995 Optimist Club's Service to Mankind Award, the 1996 Automotive Air Group National Man of the Year Award and 1997 Augusta Clean and Beautiful Visionary Award. Mr. Smith serves on the Board of Directors of University Hospital Services. He is President of Greater Augusta Progress, Inc. as well as founder of Richmond County's Pride and Progress Committee. Mr. Smith is President of the Hephzibah Agricultural Club and serves as a member of the Christian Business Mens Club and Augusta South Rotary. He is a member of Hillcrest Baptist Church and serves as Brotherhood Director and serves on the Church Council and is Chairman of the Budget and Finance Committee.

         Randolph R. Smith, M.D. (58) has been a Director of the Bank and Company since each was organized and serves as Chairman of the Audit Committee of the Company's Board. Dr. Smith is a specialist in plastic and reconstructive surgery and a member of the medical staff of University Hospital in Augusta where he has served as Chief of Staff and is Chairman of University Health, Inc. He has practiced medicine in the Augusta area since 1978. Prior to that time, Dr. Smith served his residency at the Medical College of Georgia in Augusta and Duke University. He graduated from Richmond Academy in Augusta, received his Bachelor of Science Degree from Clemson University in 1966 and his M.D. degree from the Medical College of Georgia in 1970. Dr. Smith was awarded an honorary doctorate from Clemson in 1997 for his volunteer services in developing countries. Dr. Smith is an Augusta, Georgia native and is active in civic and professional associations and has received The Book of Golden Deeds Award from The Exchange Club of Augusta, The Paul Harris Fellowship award by the Rotary Club of Augusta, the Civic Endeavor Award by the Richmond County Medical Society and the Jack A. Raines Humanitarian Award presented by the Medical Association of Georgia for 1999. In 2001, Dr. Smith received the Pride in the Profession Award by the American Medical Association. Additionally, he was recognized by the city council of Nowy Sacz, Poland for years of service to Polish patients and education of Polish surgeons. He currently serves as Senior Warden at St. Paul's Episcopal Church and President of the Exchange Club of Augusta.

         Edward J. Tarver, (42) a Director of the Bank since May, 1998, is a partner in the law firm of Hull, Towill, Norman, Barrett & Salley in Augusta, Georgia. He graduated from Augusta State University and received his J. D. degree in 1991 from the University of Georgia. Mr. Tarver is Chairman Elect of the Augusta Metro Chamber of Commerce and Chairman of the Board of Trustees of the Leadership Georgia Foundation. Mr. Tarver serves as Director on the Boards of the Southeastern Natural Sciences Academy, the University of Georgia National Alumni Association and the Augusta Chapter of the American Red Cross. He is past President, legal counsel and current member of the Board of Directors of the East Georgia Easter Seal Society. He also serves as a member of the Board of Directors and legal counsel for the Southeastern Technology Center, Inc. He is past Chairman of the St. John Towers Advisory Board, and serves on the Augusta-Richmond county General Aviation Commission. Mr. Tarver serves on the Attorney Advisory Committee for the U.S. District Court for Southern District of Georgia and is an active member of the Georgia Bar Association. As an active member of the Augusta Bar Association, he has served on the Executive Committee, the Law Day Committee and the Admissions Committee. He is a member of the Augusta Exchange Club. Mr. Tarver is a member of Aldersgate United Methodist Church in Augusta.

         Ronald L. Thigpen (50) has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since October, 1997, having joined the Company and the Bank as Chief Financial Officer upon the acquisition of FCS Financial Corporation in December, 1992. He was elected to the Board of Directors of both the Company and the Bank in April, 1995. He was previously employed as the President and Chief Executive Officer of FCS Financial Corporation and First Columbia Bank from January, 1991 to December, 1992. From 1971 through 1990, Mr. Thigpen served First Union National Bank, and its predecessors Georgia Railroad Bank and Central Bank of Georgia, in a variety of positions in Augusta, Macon, and Columbus, Georgia. He received his Bachelor of Business Administration degree from Augusta State University in 1973 and is a 1980 graduate of the Graduate School of Retail Bank Management at the University of Virginia. He also graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. He is a member of the Board of Directors of the University Health Care Foundation, the Golden Harvest Food Bank and the national Board of Directors of the Financial Managers Society, headquartered in Chicago, Illinois. Mr. Thigpen is Chairman of the Development Authority of Columbia County and Chairman-Elect of the Augusta Metro Chamber of Commerce Board of Directors. He also serves on the Augusta Metro Chamber of Commerce Economic Development Council and the Georgia Bank Association - Asset Liability Committee. Mr. Thigpen is a member of the Rotary Club of Augusta and a member of the Hephzibah Agricultural Club. He is a member of Wesley United Methodist Church and serves as Chairman of the Trustees.

         John W. Trulock, Jr., (56) a Director of the Company and the Bank since April, 1995, is a native Augustan. He attended Augusta State University and is a graduate of the University of Georgia, Athens, Georgia. Mr. Trulock has served as an agent for Massachusetts Mutual Life Insurance Company in Augusta since 1981. Mr. Trulock is a past President of the Exchange Club of Augusta, the Augusta State University Alumni Association, Garden City Lions Club, and Boys Club of Augusta as well as past Chairman of the Augusta State University Foundation. He is a member of Covenant Presbyterian Church where he has served as Deacon, Elder, and Trustee.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors has an Executive Committee, Audit Committee, and Compensation Committee.

         The Executive Committee is responsible for making recommendations to the Board on a variety of matters, including the nomination of individuals for election to the Company's Board of Directors. During 2001, the Executive Committee's members included: Robert W. Pollard, Jr., Chairman, R. Daniel Blanton, Edward G. Meybohm, Travers W. Paine III, Dr. Randolph R. Smith and Ronald L. Thigpen. The Executive Committee held six meetings during 2001.

         The Audit Committee meets, at a minimum, quarterly prior to the regular Bank Board meeting and functions as a joint committee of the Company and the Bank. The Company's internal auditor meets with and presents a report to this Committee. The Chairman of the Audit Committee makes a report to the full Board of Directors at the next scheduled meeting. The Audit Committee has the responsibility of reviewing the Company's consolidated financial statements, evaluating accounting functions and internal controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are properly performed. The Committee recommends to the Board the appointment of the Company's independent auditors for the next fiscal year, reviews and approves the internal auditors' audit program, and reviews with the independent auditors the results of the annual audit and management's response thereto. Please see "Audit Committee Report" for additional information. During 2001, the Company's Audit Committee members were Dr. Randolph R. Smith, Chairman, William J. Badger, James G. Blanchard, Jr., W. Marshall Brown and Edward J. Tarver. The Audit Committee met four times during 2001.

         The Compensation Committee is responsible for making recommendations to the Company Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. This Committee also functions as a joint committee of both the Company and Bank Boards of Directors. This Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. During 2001, the Compensation Committee was comprised of the following members: Robert W. Pollard, Jr., Chairman, W. Marshall Brown, Edward G. Meybohm and Travers W. Paine III. The Compensation Committee held three meetings during 2001. See "Compensation Committee Report" for additional information.

         The full Board of Directors of the Company held four meetings, and the Board of Directors of the Bank held twelve meetings, during the year ended December 31, 2001. All of the Directors of the Company attended at least 75% of such meetings and the meetings of each committee on which they served.

                       COMPENSATION OF EXECUTIVE OFFICERS

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers who receive more than $100,000 in compensation. For purposes hereof, only Mr. R. Daniel Blanton, the Company's Chief Executive Officer and Mr. Ronald
L. Thigpen, the Company's Chief Operating Officer are compensated at this level. The disclosure requirements include the use of tables and a report explaining the rationale and considerations that led to executive compensation decisions. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement in response to those requirements.

         The Compensation Committee recommends to the Company Board of Directors payment amounts and bonus award levels for executive officers of the Company and the Bank. The following report reflects the compensation philosophy of the Company and the Bank as endorsed by the Company's Board of Directors and the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the compensation table.

                           Summary Compensation Table
                               Annual Compensation


                                                                              Long Term
                                                    Annual Compensation      Compensation
                                               ---------------------------  --------------
                                                                               Awards
                                                                             Securities
                                                                             Underlying
           Name and                                                           Options/         All Other
      Principal Position            Year        Salary          Bonus         SARs(#)       Compensation(8)
      ------------------            ----        ------          -----        ----------     ---------------

R. Daniel Blanton                   2001        $147,000       $49,688(1)        -0-             $6,500
   President &                      2000         140,000        44,282(2)        -0-              6,400
   Chief Executive Officer          1999         140,000        82,660(3)        -0-              6,400


Ronald L. Thigpen                   2001        $127,000       $42,928(4)       2,875(7)          $6,500
  Executive Vice President &        2000         120,000        37,956(5)       8,625(7)           6,331
  Chief Operating Officer           1999         120,000        76,280(6)        -0-               6,400


------------
(1) A payment under the annual cash incentive plan of $49,688 was paid to Mr. Blanton in February, 2002 relating to 2001 performance objectives.

(2) A payment under the annual cash incentive plan of $44,282 was paid to Mr. Blanton in February, 2001 relating to 2000 performance objectives.

(3) A bonus of $38,000 was paid to Mr. Blanton based upon the gain in the equity investment in Towne Services, Inc. and a cash incentive of $44,660 was paid relating to 1999 performance objectives.

(4) A payment under the annual cash incentive plan of $42,928 was paid to Mr. Thigpen in February, 2002 relating to 2001 performance objectives.

(5) A payment under the annual cash incentive plan in the amount of $37,956 was paid to Mr. Thigpen in February, 2001 relating to 2000 performance objectives.

(6) A bonus of $38,000 was paid to Mr. Thigpen based upon the gain in the equity investment in Towne Services, Inc. and a cash incentive of $38,280 was paid relating to 1999 performance objectives.

(7) Mr. Thigpen was granted incentive stock options for the purchase of 2,875 shares in 2001 and 8,625 shares in 2000.

(8) Reflects the annual 401(k) contribution of the Company.

                     Options/SAR Grants in Last Fiscal Year

                                    Individual Grants
                                    -----------------                                             Potential
                                                                                                  realizable
                                                                                                  value at assumed
                                                                                                  annual rates of
                                                                                                  stock price
                      Number of          Percent of total                                         appreciation
                      Securities         Options/SARs                                             For option term
                      Underlying         granted to                                               --------------------
                      Options/SARs       employees in        Exercise or base                        5%         10%
 Name                 Granted (#)        fiscal year         price ($SH)        Expiration date    ($)(2)      ($)(2)
 (a)                      (b)                 (c)                    (d)              (e)            (f)        (g)
-----                 ------------       ----------------    ----------------   ---------------    ------      ------

R. Daniel Blanton         -0-               -0-                -0-                   ---

Ronald L. Thigpen        2,500              41.7%            $29.261               6/12/2011       45,988      116,586

(1) Options vest over five years (vesting will accelerate upon a change in control as defined in the 2000 Long-Term Incentive Plan).

(2) In accordance with the rules of the SEC, the table sets forth the hypothetical gains that would exist for the options at the end of their ten year terms, based on assumed annual rates of compounded stock price appreciation of 5% and 10%. Actual gains, if any, on option exercises, are dependent upon the future performance of our common stock.


                  Aggregated Fiscal Year-End Option/SAR Values

                                Number of Options/SARs          Value of Options/SARs
                                at FY-End (#)                   at FY-End ($)
Name                            Exercisable/Unexercisable       Exercisable/Unexercisable
----------------------------    ----------------------------    -------------------------------------

R. Daniel Blanton
  President &                        0/6,613                       $0/$132,789
  Chief Executive Officer

Ronald L. Thigpen
  Executive Vice President &       1,725/9,775                   $21,224/$229,874
  Chief Operating Officer

                              DIRECTOR COMPENSATION

         Directors of the Company and the Bank who are not employees of the Company or the Bank receive a fee for their service on the Boards of the Company and the Bank equal to $100 for each such Board meeting attended. In addition non-employee Directors are paid a $100 fee for each Company or Bank Board committee meeting attended. Directors who are Company or Bank employees receive no compensation for their service on the Company and Bank Boards or their committees.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         Employment Agreement with Mr. Blanton. During 2001, the Company renewed the Employment Agreement of Mr. Blanton, President and Chief Executive Officer of the Company, which was originally entered into on January 1, 2000. The Employment Agreement is for a term of three years and is renewable annually for additional terms of three years each year upon approval of the Compensation Committee. The base salary is set by the Compensation Committee annually. During 2001, the Company paid Mr. Blanton a base salary of $147,000 under this agreement and will pay him a base salary of $167,000 for 2002.

         Pursuant to the Employment Agreement, Mr. Blanton will also be entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company's Long-Term Incentive Plan. In the event of a change in control (as defined in the Employment Agreement), Mr. Blanton will be entitled to a cash payment equal to two times his average base salary plus cash bonuses paid during the last five years. The amount of such payments may be limited, to the extent any such payment would not otherwise be deductible to the Company as a result of Section 280G of the Internal Revenue Code. Mr. Blanton will also be entitled to deferred compensation of at least $120,000 annually, commencing upon retirement at age 65.

         In the event that Mr. Blanton's employment is terminated as a result of his death or permanent disability, the Company will pay his estate, or him, as the case may be, an amount equal to six months of his then current base salary. If Mr. Blanton's employment is terminated by the Company without "cause" (as defined in the Employment Agreement) he will be entitled to continue to receive his base salary for the longer of two years, or the remaining term of the Agreement. He will also be entitled to continuing medical coverage during such period, at the Company's expense. If, following a change in control, Mr. Blanton is (i) required to relocate a distance greater than 50 miles, (ii) required to accept a reduction in his "total annual compensation" (as defined in the Employment Agreement), or (iii) is required to perform duties or occupy a position other than that described in the Employment Agreement, he will be entitled to resign and to receive continuation payments of his total annual compensation and medical insurance benefits for a period equal to the greater of two years or the remaining term of the Employment Agreement. The Employment Agreement contains covenants that restrict competitive, solicitation and confidentiality activities upon termination.

         Employment Agreement with Mr. Thigpen. The Company also renewed the Employment Agreement with Mr. Thigpen, Executive Vice President and Chief Operating Officer during 2001. The Employment Agreement is for a term of three years and is renewable annually for additional terms of three years each upon approval of the Compensation Committee. The base salary is set by the Compensation Committee annually. During 2001, the Company paid Mr. Thigpen a base salary of $127,000 under this agreement and will pay him a base salary of $147,000 for 2002.

         Pursuant to the Employment Agreement, Mr. Thigpen will also be entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company's Long-Term Incentive Plan. In the event of a change in control (as defined in the Employment Agreement), Mr. Thigpen will be entitled to a cash payment equal to two times his average base salary plus cash bonuses paid during the last five years. The amount of such payments may be limited, to the extent any such payment would not otherwise be deductible to the Company as a result of Section 280G of the Internal Revenue Code. Mr. Thigpen will also be entitled to deferred compensation of at least $120,000 annually, commencing upon retirement at age 65.

         In the event that Mr. Thigpen's employment is terminated as a result of his death or permanent disability, the Company will pay his estate, or him, as the case may be, an amount equal to six months of his then current base salary. If Mr. Thigpen's employment is terminated by the Company without "cause" (as defined in the Employment Agreement) he will be entitled to continue to receive his base salary for the longer of two years, or the remaining term of the Agreement. He will also be entitled to continuing medical coverage during such period, at the Company's expense. If, following a change in control, Mr. Thigpen is (i) required to relocate a distance greater than 50 miles, (ii) required to accept a reduction in his "total annual compensation" (as defined in the Employment Agreement), or (iii) is required to perform duties or occupy a position other than that described in the Employment Agreement, he will be entitled to resign and to receive continuation payments of his total annual compensation and medical insurance benefits for a period equal to the greater of two years or the remaining term of the Employment Agreement. The Employment Agreement contains covenants that restrict competitive, solicitation and confidentiality activities upon termination.


Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee in 2001 were Robert W. Pollard, Jr., W. Marshall Brown, Edward G. Meybohm and Travers W. Paine III. There were no interlocks with respect to the Compensation Committee in 2001.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         The following graph compares the yearly percentage change in cumulative shareholder return on Georgia Bank Financial Corporation Stock with the cumulative total return of the Standard & Poor's 500 Index and SNL Less than $500 million Southeast Index for the last five years (assuming a $100 investment on December 31, 1996).

                           [PERFORMANCE CHART GRAPHIC]


                 Comparison of Five Year Cumulative Total Return
             Georgia Bank Financial Corp, S&P 500 and SNL Bank Index


                                                  1996            1997        1998           1999           2000         2001
                                                  ------          ------      ------         ------         ------       ------
Georgia Bank Financial Corporation                100.00          110.00      157.14         164.29         210.29       253.16
S & P 500                                         100.00          133.37      171.44         207.52         188.62       166.22
SNL Less than $500 million Southeast Index        100.00          170.47      155.65         144.08         138.99       192.27

                          COMPENSATION COMMITTEE REPORT

Overview

         The Compensation Committee is composed entirely of individuals who are outside directors and functions as a joint committee of the Company and Bank Board of Directors. The Compensation Committee fully supports the Company's philosophy that the relationship between pay and individual performance is fundamental to a compensation program. Pay for performance relating to executive officer compensation is composed of base salary, annual cash incentives, stock options and long-term stock appreciation rights. The administration of executive officer compensation is based not only on individual performance and contributions, but also total Company performance relative to profitability measures and shareholder interests. The Compensation Committee makes recommendations to the Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. The Compensation Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees and uses an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. The peer group that the Company analyzes in determining officer and employee compensation is similarly situated banking organizations in the Southeast ranging in asset size of $300 million to $500 million and other banks that are direct competitors with the Company in its markets.

Base Salary and Increases

         In establishing executive officer salaries and increases, the Compensation Committee considers individual performance, the relationship of base pay to the existing salary market and increases in responsibility. The decision to increase base pay is recommended by the Chief Executive Officer, evaluated and approved by the Compensation Committee. It is further ratified by the full Board of Directors. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

         The Company's general philosophy is to provide base pay that is competitive with other banks and bank holding companies of similar size in the Southeast.

         The Compensation Committee formally reviews the compensation paid to executive officers in January of each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability of the Company as compared to the Company's financial performance objectives, and the performance of the individual.

Annual Cash Incentives

         In 1997, the Company implemented an annual cash incentive program for officers and key managers. The Company utilizes cash incentives to better align pay with individual and Company performance. Funding for the cash incentives is dependent on the Company attaining performance thresholds for net income. The performance objectives promote a group effort by all officers and key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations of the Chief Executive Officer, may consider and approve awards to those officers and key managers who have made superior contributions to Company profitability as measured and reported against the individual performance goals established at the beginning of the year. The full Board of Directors ratifies the awards approved by the Compensation Committee. This philosophy assists in overall better control of expenses associated with salary increases by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Over time, it is anticipated that an increasing amount of the total earnings of all officers and key managers will be based on incentive compensation as opposed to automatic increases in base salaries. Market information regarding salaries is used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Long-Term Incentive Plans

         The Company established in 1997, a Long-Term Incentive Plan designed to motivate sustained high levels of individual performance and align the interests of key officers with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon recommendation by the Chief Executive Officer, and subject to approval by the Compensation Committee, stock appreciation rights may be awarded annually to those key officers whose performance during the year has made a significant contribution to the Company's long-term growth. Generally, stock appreciation rights are not grants or issuance of Company stock, but rather constitute a right to receive an amount of money in the future that is based upon the appreciation in the market value of the Company's common stock. The value of the stock appreciation rights are established at the end of a five-year period and the grantee vests in such rights value over a ten year period. This ten year vesting period is intended to promote long-term employment and continued contribution by those key officers. Since the inception of this program, the Company has awarded 40,538 stock appreciation rights. All base prices per share and rights amounts have been adjusted to reflect the 15% stock dividend paid by the Company on August 31, 2001. This program was discontinued at the end of 2001 and has been replaced with the 2000 Long-Term Incentive Plan.

         The Company established in 2000 and the shareholders approved in 2001 the 2000 Long-Term Incentive Plan. The purpose of the 2000 Long-Term Incentive Plan is to promote the success of and enhance the value of the Company by linking the personal interests of our employees and officers to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Plan authorizes the granting of awards in the form of options to purchase shares of common stock. As of the end of 2001, 20,700 incentive stock options have been awarded under the Plan.

Section 401(k) Plan

         The Bank has an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under this Plan, participating employees may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. The Bank has the obligation under the Plan to make an annual contribution of 3% of annual compensation of all eligible employees. The Bank has the option to make additional annual discretionary contributions to the Plan. For the year ended December 31, 2001, the Bank contributed $265,810 to the Plan, which represented 4.25% of the annual compensation of all eligible employees.

2001 Performance; Chief Executive Officer Compensation

         The Company's performance for the most recent five-year period has improved each year, and the Company exceeded its asset growth and profitability goals for 2001. In addition, the Company also continued to excel in non-financial performance areas, as the Company successfully addressed its policy objectives relating to customers, employees and communities.

         Mr. Blanton's compensation awards in 2001 were based upon the Compensation Committee's assessment of the Company's financial and non-financial performance and Mr. Blanton's individual performance. Mr. Blanton was named President and Chief Executive Officer of the Company and Bank in October, 1997. Prior to being named Chief Executive Officer, Mr. Blanton served as Executive Vice President and Chief Operating Officer of the Company and Bank. Based on Mr. Blanton's responsibilities, achievement and individual performance, the Company's performance and the compensation paid to chief executive officers of peer banks and bank holding companies, Mr. Blanton received a salary of $147,000 in 2001. In addition, based on the factors discussed herein, Mr. Blanton earned a cash incentive payment of $49,688 for 2001.

$1 Million Deduction Limit

         At this time, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(m) of the Internal Revenue Code of 1986. As a result, the Compensation Committee has not established a policy regarding this limit. Nevertheless, in designing the 2000 Long-Term Incentive Plan, the Compensation Committee has taken steps ensuring that awards under that plan will be fully deductible.

Summary

         In summary, the Compensation Committee believes that the overall compensation program of the Company is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for superior individual, Company and share value performance. The compensation program incorporates a shareholder point of view in several different ways. The Compensation Committee monitors the various guidelines that make up the program and may adjust them annually, as it deems appropriate to continue to meet Company and shareholder objectives.

                  Robert W. Pollard, Jr., Chairman       Edward G. Meybohm
                  W. Marshall Brown                      Travers W. Paine III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2002, with respect to the directors, executive officers and certain other members of the Company's and Bank's management and any shareholder of the Company known to the Company to own 5% or more of the Company's Common Stock:


                                         Position(s) with the Company          Number of Shares        Percentage of
Name and Address                              and the Bank(1)                Beneficially Owned(2)      Ownership(3)
-------------------------                ----------------------------        ---------------------     -------------

William J.Badger                         Director                                  34,650(4)              1.45%
P.O. Box 1039
Evans, Georgia 30809

J. Pierce Blanchard, Jr.                 Executive Vice President -                 1,732(5)              0.07%
3530 Wheeler Road                        Branch Administration
Augusta, Georgia 30909                   of the Bank

James G. Blanchard, Jr.                  Director of the Bank                      24,047(6)              1.01%
461 Greene Street
Augusta, Georgia 30901

R. Daniel Blanton                        Director, President and Chief            184,282(7)              7.73%
3530 Wheeler Road                        Executive Officer
Augusta, Georgia 30909

W. Marshall Brown                        Director of the Bank                       1,520                 0.06%
633 Berckman Road
Augusta, Georgia 30904

Warren A. Daniel                         Director                                  12,032(8)              0.50%
P.O. Box 14445
Augusta, Georgia 30919

Terry D. Elam                            Director of the Bank                           0                 0.00%
3200 Augusta Tech Drive
Augusta, Georgia 30906

Frank J. Lawrence                        Director of the Bank                         920                 0.04%
P.O. Box 15398
Augusta, Georgia 30919

Tom C. McLaughlin                        Group Vice President                       1,106                 0.05%
3530 Wheeler Road                        and Senior Lending
Augusta, Georgia 30909                   Officer of the Bank

Edward G.Meybohm                         Vice Chairman of the                     115,914(9)              4.86%
3519 Wheeler Road                        Board of the Company
Augusta, Georgia 30909                   and Chairman of the
                                         Board of the Bank



Regina W. Mobley                         Group Vice President,                          0                 0.00%
3530 Wheeler Road                        Bank Operations
Augusta, Georgia 30909

Grey B. Murray                           Director of the Bank                         661                 0.03%
496 Laney-Walker Blvd.
Augusta, Georgia 30901

Travers W. Paine III                     Corporate Secretary                       38,442(10)             1.61%
945 Broad Street                         and Director
Suite 220
Augusta, Georgia 30901

Robert W. Pollard, Jr.                   Chairman of the                          203,821(11)             8.54%
5863 Washington Road                     Board of the Company,
Appling, Georgia 30802                   Vice Chairman of the Board
                                         of the Bank

Larry S. Prather                         Director of the Bank                      15,182(12)             0.64%
Box 70
Harlem, Georgia 30814

Milton Ruben                             Director of the Bank                       1,322                 0.06%
3514 Washington Road
Augusta, Georgia 30907

James W. Smith, Jr.                      Director of  the Bank                        529                 0.02%
1423/1417 Gordon Highway
Augusta, Georgia 30901

Randolph R. Smith, MD                    Director                                 124,896(13)             5.24%
811 Thirteenth Street
Suite 28, Bldg. 3
Augusta, Georgia 30901

Edward J. Tarver                         Director of the Bank                         100                 0.00%
700 SunTrust Bank Building
801 Broad Street
Augusta, Georgia 30901

Ronald L. Thigpen                        Director, Executive Vice                   9,355(14)             0.39%
3530 Wheeler Road                        President and Chief Operating
Augusta, Georgia 30909                   Officer

John W. Trulock, Jr.                     Director                                     518                 0.02%
5-B George C. Wilson Court
Augusta, Georgia 30909

All executive officers and directors                                              771,024                32.32%
of the Company and Bank as a group
(21 persons)


Other Beneficial Owners of Greater than 5% of the Company's Common Stock
------------------------------------------------------------------------

Jennie F. Pollard             422,182          17.70%
5795 Washington Road
Appling, GA 30802

Levi A. Pollard               167,905(15)       7.04%
3310 Scotts Ferry Road
Appling, Georgia 30802

------------
 1. Each person holds the offices and directorships listed with both the Company and the Bank unless otherwise noted.
 2. Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.
 3.  Based on 2,385,280 shares issued and outstanding.
 4.  Includes 3,392 held in Mr. Badger's IRA and 966 shares held by Mrs. Badger.
 5. Includes 1,558 shares held in Mr. Blanchard's IRA and 174 shares held jointly with Mr. Blanchard's wife.
 6. Includes 19,491 shares in a Profit Sharing Plan of which Mr. Blanchard is a beneficiary, 2,532 shares held by Mr. Blanchard's wife in an IRA and 2,024 shares held in his IRA.
 7. Includes 132 shares held in Mr. Blanton's IRA, 77,281 shares held by Mr. Blanton's wife, 3,115 shares held jointly with Mr. Blanton's wife, 42,979 shares held in trust by Mr. Blanton's wife, as trustee, for their minor children, and 4,316 shares held in Mr. Blanton's children's name.
 8.  Includes 3,041  shares held in Mr. Daniel's IRA.
 9. Includes 1,388 in an IRA and 29,047 shares owned by a pension and profit sharing plan as to which Mr. Meybohm is a beneficiary.
10. Includes 1,671 shares held by Mr. Paine's wife, 1,886 shares held by his minor children and 12,687 shares held by Mr. Paine in his IRA and 1,322 shares held in Augusta Green Inc.
11. Includes 1,619 shares held by Mr. Pollard's wife and 57,108 shares held in trust for their minor children, 733 shares held by Mr. Pollard's child, and 3,698 shares held in Mr. Pollard's IRA.
12. Includes 7,704 shares held by Prather Construction Co. Profit Sharing Plan, as to which Mr. Prather is a trustee and beneficiary.
13. Includes 32,837 shares held in a pension and profit sharing plan as to which Dr. Smith is a beneficiary.
14. Includes 5,055 shares held in Mr. Thigpen's IRA, exercisable options for 1,725 shares and 529 shares held jointly with Mr. Thigpen's wife.
15.  Includes 20,498 shares held in trust for Mr. Pollard's children.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and the Bank have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors and officers of the Company and Bank and their related interests, including corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risk of collectability nor present other unfavorable features to the Company or the Bank.

         Loans outstanding to officers, directors and affiliates totaled $15,141,740 and aggregated 37.9% of the Company's shareholders' equity at December 31, 2001. Deposit accounts with officers, directors and affiliates of the Company and the Bank totaled $7,356,760 at December 31, 2001.

         The law firm of Paine Little LLP, in which Mr. Paine is a partner, serves as legal counsel to the Company and Bank in connection with a variety of matters. Such services have been, and will continue to be, provided at rates less than or equal to the prevailing rates in the Augusta area for comparable services from unrelated parties. This representation has been approved by the Board of Directors of the Company and Bank, with Mr. Paine abstaining. During 2001, the Bank paid approximately $12,000 in the normal course of business to Paine Little LLP.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as such term is defined by Rule 4200 of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company's consolidated financial statements as of, and for the year ended, December 31, 2001. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

Randolph R. Smith, M.D., Chairman   William J. Badger   James G. Blanchard, Jr.
W. Marshall Brown                   Edward J. Tarver

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file reports of initial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 2001, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with in a timely manner.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the fiscal year ended December 31, 2001. On March 20, 2002 KPMG LLP was appointed by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year ending December 31, 2002. The Board of Directors knows of no direct or material indirect financial interest by KPMG LLP in Georgia Bank Financial Corporation or of any connection between KPMG LLP and the Company, in any capacity as promoter, underwriter, voting trustee, director, officer, shareholder or employee. Representatives of

KPMG LLP will be present at the 2002 Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ending December 31, 2001 and for the quarterly limited reviews of the consolidated financial statements included in the Company's Forms 10-Q filed during 2001 were $79,000.

Financial Information Systems Design and Implementation Fees

         No fees were billed by KPMG LLP for services rendered to the Company during the fiscal year ending December 31, 2001, in connection with operating, or supervising the operation of, the Company's information system or managing the Company's local area network and designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

         The aggregate fees billed by KPMG LLP for services rendered to the Company during the fiscal year ending December 31, 2001, other than those services described above, were $15,000 for audit related services and $62,165 for other services.

Audit Committee Review

         The Company's Audit Committee has reviewed the services rendered and the fees billed by KPMG LLP for the fiscal year ending December 31, 2001. The Audit Committee has determined that the services rendered and the fees billed for the year ended December 31, 2001 that were not related to the audit of the Company's consolidated financial statements are compatible with the independence of KPMG LLP as the Company's independent accountants.

                 SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders should be submitted to the Secretary of the Company by certified mail, return receipt requested, and must be received by the Company at its offices in Augusta, Georgia, on or before November 29, 2002 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment. Pursuant to Section 2.13 of the Company's Bylaws, any matter to be presented for action other than those approved by the Board of Directors, the Chairman of the Board or the President must be submitted to the Secretary of the Company by April 10, 2002.

         A copy of the Company's 2001 Annual Report on Form 10-K is included herewith and is also available without charge (except for exhibits) upon written request to Georgia Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

                                              By Order of the Board of Directors

                                              /s/ Travers W. Paine III
                                              ----------------------------------
Augusta, Georgia                              Travers W. Paine III
March 29, 2002                                Corporate Secretary

                      GEORGIA BANK FINANCIAL CORPORATION
                               3530 Wheeler Road
                            Augusta, Georgia 30909
                              PROXY SOLICITED BY
         THE BOARD OF DIRECTORS OF GEORGIA BANK FINANCIAL CORPORATION
                  FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 2002
   The undersigned hereby appoints J. Pierce Blanchard, Jr. and Tom C. McLaughlin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the 2002 Annual Meeting of Shareholders of Georgia Bank Financial Corporation to be held at 4:00 p.m., on April 24, 2002 at the principal offices of the Company, 3530 Wheeler Road, Augusta, Georgia, or at any adjournment thereof.

   (1) Election of Directors:

   [_] FOR all nominees listed below      [_] WITHHOLD AUTHORITY TO VOTE
     (except as marked to the contrary)     for all nominees listed below:

 William J. Badger         Robert W. Pollard, Jr.    Randolph R. Smith, M.D.
 R. Daniel Blanton         Edward G. Meybohm         Ronald L. Thigpen
 Warren A. Daniel          Travers W. Paine III      John W. Trulock, Jr.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name)

                             CONTINUED ON REVERSE

   (2) In their discretion, upon such other matters as may properly come before the meeting.

 [_] FOR                   [_] AGAINST               [_] ABSTAIN

   This proxy will be voted in accordance with the direction of the undersigned as marked. If no direction is given, this proxy will be voted "FOR" the nominees listed.

Dated: ___________________________________________________________ , 2002
_______________________________________________________________________________
_______________________________________________________________________________
Signature(s) of Shareholder
Please sign exactly as name appears hereon. If shares are held jointly each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use full title. If the shareholder is a corporation, please sign full corporate name by an authorized officer.
  Please fill in, date and sign the proxy and return in the enclosed postpaid envelope.